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                                                                     EXHIBIT 3.1

               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                            AVAILENT FINANCIAL, INC.


           This Amended and Restated Certificate of Incorporation has been proposed by the board of directors of Availent Financial, Inc., a Delaware corporation (the "CORPORATION"), and duly authorized, approved, and adopted by the stockholders of the Corporation by written consent pursuant to and in accordance with Section 228 of the General Corporation Law of the State of Delaware (the "DGCL") and in the manner and by the vote prescribed by and in accordance with Sections 242 and 245 of the DGCL. The Corporation was originally incorporated under the name SeaCrest Industries Corporation and the original certificate of incorporation of the Corporation was filed by the Corporation with the Secretary of State of the State of Delaware on November 17, 1959. This Amended and Restated Certificate of Incorporation restates and integrates in its entirety and also further amends the existing certificate of incorporation of the Corporation, as theretofore amended or supplemented, to read as follows:

                                    ARTICLE I
                                      NAME

           The name of the Corporation is Availent Financial, Inc.

                                   ARTICLE II
                          REGISTERED OFFICE AND AGENT

           The address of the Corporation's registered office in the State of Delaware is 1201 N. Market St., 18th Floor, P.O. Box 1347 (19899), Wilmington, County of New Castle, Delaware 19801, and the name of the registered agent of the Corporation at such address is Delaware Corporation Organizers, Inc.

                                   ARTICLE III
                        PURPOSE AND DURATION OF EXISTENCE

           The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the DGCL and the Corporation is to have perpetual existence.

                                   ARTICLE IV
                     AUTHORIZATION AND DESCRIPTION OF STOCK

           4.1 Authorization of Stock. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 110,000,000 shares of stock, which shall consist of (a) 100,000,000 shares of common stock, par value $0.01 per share ("COMMON STOCK") and (b) 10,000,000 shares of preferred stock, par value $0.01 per share ("PREFERRED STOCK").

           Unless otherwise provided in any resolution(s) adopted by the board of directors of the Corporation (the "BOARD OF DIRECTORS") pursuant to Section
4.3 (Description of Preferred Stock) which provide(s) for any series of Preferred Stock, the number of authorized shares of Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares of Common Stock or Preferred Stock then outstanding) by the affirmative vote of the holders of a majority of the shares of Common Stock, irrespective of the provisions of


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Section 242(b)(2) of the DGCL (or any successor provision thereto) and without a vote, including, without limitation, a separate class or series vote, of the holders of any Preferred Stock or series of Preferred Stock, unless a vote, including, without limitation, a separate class or series vote, of any such holders is required pursuant to this Amended and Restated Certificate of Incorporation (this "CERTIFICATE OF INCORPORATION"), the resolution(s) providing for such Preferred Stock or series of Preferred Stock, or any provision of the DGCL, other than the provisions of Section 242(b)(2) (or any successor thereto).

           4.2 Description of Common Stock.

                     (a) Voting Powers and Rights. Except as otherwise required by applicable law or provided by this Certificate of Incorporation, each holder of Common Stock, as such, shall be entitled to one (1) vote for each share of Common Stock held of record by such holder on any and all matters on which stockholders of the Corporation shall be entitled to vote, including, without limitation, the election of directors of the Corporation; provided, however, that, except as otherwise required by applicable law, the holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Certificate of Incorporation (including, without limitation, any certificate(s) of designations that relate(s) to any series of Preferred Stock) that affects the terms of one (1) or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one (1) or more other such series, to vote on such amendment pursuant to this Certificate of Incorporation (including, without limitation, any certificate(s) of designations providing for any series of Preferred Stock) or pursuant to the DGCL. The holders of Common Stock shall not have cumulative voting rights.

                     (b) Dividends. Subject to applicable law and the preferences and relative, participating, optional, or other special rights, if any, and the qualifications, limitations, or restrictions thereof, if any, of the holders of any outstanding Preferred Stock and any other shares of stock of the Corporation with respect to the payment of dividends, dividends may be declared and paid on the Common Stock at such times and in such amounts as and if the Board of Directors in its discretion shall determine. The holders of Common Stock, as such, shall be entitled to share in any such dividend(s) ratably in proportion to the number of shares of Common Stock held by each such holder.

                     (c) Liquidation. Upon any liquidation, dissolution, or winding up of the Corporation, subject to applicable law and the preferences and relative, participating, optional, or other special rights, if any, and the qualifications, limitations, or restrictions thereof, if any, of the holders of any outstanding Preferred Stock and any other shares of stock of the Corporation with respect to the distribution of assets of the Corporation upon such liquidation, dissolution, or winding up of the Corporation, the holders of Common Stock, as such, shall be entitled to receive the assets of the Corporation available for distribution to the stockholders of the Corporation ratably in proportion to the number of shares of Common Stock held by each such holder.

                     Neither the merger or consolidation of the Corporation with or into another corporation or other corporations, the sale or transfer by the Corporation of any or all of the assets of the Corporation, nor the reduction of the stock of the Corporation, shall be deemed to be a liquidation, dissolution, or winding up of the Corporation for purposes of this Section 4.2(c) (Liquidation).

           4.3 Description of Preferred Stock.

                      (a) Series of Preferred Stock. The Board of Directors is hereby expressly authorized to provide, by resolution(s), out of the unissued shares of Preferred Stock, for series of Preferred Stock and, with respect to each such series, to fix the number of shares to be included in such series, the voting


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           powers, if any, of the shares of such series, and the preferences and relative, participating, optional, or other special rights, if any, and the qualifications, limitations, or restrictions thereof if any, of such series; and, in connection with the foregoing, to file a certificate of designations in accordance with the DGCL. The powers, preferences, and relative, participating, optional, and other special rights, if any, and the qualifications, limitations, or restrictions thereof, if any, of each series of Preferred Stock, may differ from those of any and all other series of Preferred Stock at any time outstanding.

                     (b) Increases and Decreases in Series of Preferred Stock. Unless otherwise provided in any resolution(s) adopted by the Board of Directors which provide(s) for any series of Preferred Stock, the Board of Directors may (i) increase the number of shares (but not above the number of authorized shares of Preferred Stock) of any such series of Preferred Stock to which such resolution(s) apply by resolution(s) adopted by the Board of Directors which add(s) authorized and unissued shares of Preferred Stock not designated for any other series of Preferred Stock to such series of Preferred Stock or (ii) decrease the number of shares (but not below the number of shares of the class of Preferred Stock then outstanding) of any such series of Preferred Stock to which such resolution(s) apply by resolution(s) adopted by the Board of Directors which subtract(s) unissued shares of such series of Preferred Stock designated for such series of Preferred Stock; and, in connection with the foregoing, file a certificate of designations in accordance with the DGCL. In case the number of shares of any series of Preferred Stock shall be decreased pursuant to this Section 4.3(b) (Increases and Decreases in Series of Preferred Stock), the number of shares so subtracted from any such series of Preferred Stock in the certificate(s) of designations shall become authorized, unissued, and undesignated shares of Preferred Stock.

                                    ARTICLE V
                               BOARD OF DIRECTORS

           5.1 Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, except as otherwise provided by applicable law or this Certificate of Incorporation, which may exercise all powers of the Corporation and perform all such lawful acts and do all such lawful things that are not, by applicable law or this Certificate of Incorporation, directed or required to be exercised, performed, or done by the stockholders of the Corporation.

           5.2 Number. Except as otherwise provided by or fixed pursuant to the provisions of Section 4.3 (Description of Preferred Stock) with respect to the right(s) of holders of any Preferred Stock or series of Preferred Stock to elect any additional director(s), the number of directors which shall constitute the "whole" (as defined below) Board of Directors shall be not less than five (5) and shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by the Board of Directors. For purposes of this
Section 5.2 (Number), "whole" shall mean the total number of authorized directors, whether or not there exist any vacancies on the Board of Directors or unfilled previously authorized directorships, at the time such resolution is presented to the Board of Directors for adoption.

           5.3 Staggered Board and Election. Except as otherwise provided by or fixed pursuant to the provisions of Section 4.3 (Description of Preferred Stock) of this Certificate of Incorporation with respect to the right(s) of holders of any Preferred Stock or series of Preferred Stock to elect any additional director(s), the directors shall be divided into three (3) classes, designated as Class I, Class II, and Class III (which at all times shall be as nearly equal in number as possible), with the term of office of Class I directors to expire at the 2004 Annual Meeting of Stockholders, the term of office of Class II directors to expire at the 2005 Annual Meeting of Stockholders, and the term of office of Class III directors to expire at the 2006 Annual Meeting of Stockholders, upon election and qualification of their successors. At each annual meeting of stockholders after such classification and election, directors elected to succeed those directors whose terms shall have expired shall be elected for a full term of office, as applicable, to expire at the third ensuing annual meeting of stockholders

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after their election, upon election and qualification of their successors. The directors of the Corporation, except for any director(s) who may be elected as otherwise provided by or fixed pursuant to the provisions of Section 4.3 (Description of Preferred Stock) of this Certificate of Incorporation with respect to the right(s) of holders of any Preferred Stock or series of Preferred Stock to elect any additional director(s), shall be elected in accordance with this Section 5.3 (Staggered Board and Election) by the stockholders of the Corporation entitled to vote thereon at each annual meeting of stockholders.

           5.4 Removal. Subject to the right of the holders of any Preferred Stock or series of Preferred Stock then outstanding, any director, or the entire Board of Directors, may be removed from office at any time, but only for "cause" (as defined below) and only by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3) of the voting power of the Voting Stock (as defined below), voting together as a single class. Except as may otherwise be provided by law, "CAUSE" for removal shall exist only if any director whose removal has been proposed:

                      (a) has been convicted of a felony by a court of competent jurisdiction and such conviction is no longer subject to direct appeal,

                      (b) has been adjudged by a court of competent jurisdiction to be liable for gross negligence or misconduct in the performance of the duties of such director to the Corporation in connection with a matter of substantial importance to the Corporation, and such adjudication has become final and non-appealable, or

                      (c) has missed six (6) consecutive meetings of the Board of Directors.

           For purposes of this Certificate of Incorporation, the term "VOTING STOCK" shall mean all issued and outstanding shares of stock of the Corporation entitled to vote generally in the election of directors or that otherwise are entitled to vote with such stock on the specific matter in question.

           5.5 Vacancies. Subject to the rights of the holders of any Preferred Stock or series of Preferred Stock then outstanding, any newly-created directorship(s) resulting from any increase(s) in the authorized number of directors or any vacancy on the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office, or other reason, shall only be filled by a majority vote of the directors then in office, even though less than a quorum of the Board of Directors, or by a sole remaining director, as applicable. Under no circumstances shall the stockholders of the Corporation fill any such newly-created directorship(s) or vacancy on the Board of Directors. Any director(s) chosen in accordance with this Section 5.5 (Vacancies) shall hold office (a) for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires, upon election and qualification of their successors, (b) until the successor of such director shall have been otherwise elected and qualified,
(c) or until the earlier death, resignation, retirement, disqualification, or removal from office of such director, as applicable. No decrease in the number of authorized directors constituting the whole Board of Directors shall shorten the term of any incumbent director(s).

           5.6 Nominations Ballots, and Cumulative Voting. Advance notice of nominations for the election of directors of the Corporation shall be given in accordance with the bylaws of the Corporation (the "BYLAWS"). Election of directors need not be by written ballot unless the Bylaws shall so provide. No holders of shares of stock of the Corporation shall have any right(s) to cumulate votes in the election of directors of the Corporation.

           5.7 Preferred Stock Directors. Notwithstanding the foregoing, whenever the holders of any Preferred Stock or series of Preferred Stock shall be entitled to elect any additional director(s) at an annual or



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special meeting of stockholders, the election, term of office, filling of vacancies, and other terms and features of such directorship(s) shall be governed by the terms and features of the resolution(s) adopted pursuant to
Article IV (Authorization and Description of Stock) of this Certificate of Incorporation and applicable thereto, and the director(s) so elected shall not be divided into classes pursuant to this Article V (Board of Directors) unless expressly provided by such terms and features.

           5.8 Limitation of Liability. No director of the Corporation shall be personally liable to the Corporation or the stockholders of the Corporation for monetary damages for breach of fiduciary duty as a director, except for the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or the stockholders of the Corporation, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, (iv) for any transaction from which the director derived an improper personal benefit, or (v) for any act or omission occurring prior to the date when this Section 5.8 (Limitation of Liability) becomes effective. If the DGCL is hereafter amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation of personal liability provided herein, shall be limited to the fullest extent permitted by the amended DGCL. Any repeal or modification of this Section 5.7 (Limitation of Liability) by the stockholders of the Corporation shall be prospective only and shall not adversely affect any limitation of the personal liability of a director of the Corporation existing at the time of such repeal or modification.

                                   ARTICLE VI
                    AMENDMENT OF CERTIFICATE OF INCORPORATION

           In addition to any provisions of applicable law, any other provisions of this Certificate of Incorporation, and any resolution(s) of the Board of Directors adopted pursuant to Article IV (Authorization and Description of Stock) of this Certificate of Incorporation (and notwithstanding the fact that a lesser vote or no vote may be permitted by applicable law, any other provisions of this Certificate of Incorporation, or any resolution(s) of the Board of Directors adopted pursuant to Article IV (Authorization and Description of Stock) of this Certificate of Incorporation), the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of the Voting Stock, voting together as a single class, shall be required to adopt any term or provision of the certificate of incorporation of the Corporation that would make the certificate of incorporation of the Corporation inconsistent or conflict with, amend, alter, or repeal Section 4.3 (Description of Preferred Stock), Article V (Board of Directors), this Article VI (Amendment of Certificate of Incorporation), Article VII (Amendment of Bylaws), Article IX (Business Combinations with Interested Stockholders), or Article X (Indemnification) of this Certificate of Incorporation.

           Subject to the foregoing provisions of this Article VI (Amendment of Certificate of Incorporation), the Corporation reserves the right to amend, alter, change, or repeal any term or provision contained in this Certificate of Incorporation, in any manner now or hereafter provided by applicable law, and all rights conferred upon stockholders of the Corporation in this Certificate of Incorporation are granted subject to this reservation.

                                   ARTICLE VII
                               AMENDMENT OF BYLAWS

           In furtherance, and not in limitation, of the powers conferred upon the Corporation by applicable law, the Board of Directors is hereby expressly authorized to adopt, amend, alter, or repeal the Bylaws or adopt new Bylaws, without any action on the part of the stockholders of the Corporation, by the vote of a majority of the whole Board of Directors.

           In addition to any provisions of applicable law, any other provisions of this Certificate of Incorporation, and any resolution(s) of the Board of Directors adopted pursuant to Article IV (Authorization and Description


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of Stock) of this Certificate of Incorporation (and notwithstanding the fact that a lesser vote or no vote may be permitted by applicable law, any other provisions of this Certificate of Incorporation, or any resolution(s) of the Board of Directors adopted pursuant to Article IV (Authorization and Description of Stock) of this Certificate of Incorporation), the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of the Voting Stock, voting together as a single class, shall be required to adopt, amend, alter, or repeal any term or provision of the Bylaws that would make the Bylaws inconsistent or conflict with Section 4.3 (Description of Preferred Stock), Article V (Board of Directors), Article VI (Amendment of Certificate of Incorporation), this Article VII (Amendment of Bylaws), Article IX (Business Combinations with Interested Stockholders), or Article X Indemnification) of this Certificate of Incorporation.

           In the event that any term or provision of the Bylaws is inconsistent, or conflicts, with the terms or provisions of this Certificate of Incorporation, this Certificate of Incorporation shall control.

                                  ARTICLE VIII
                             RIGHTS OF STOCKHOLDERS

           No holder of shares of stock of the Corporation shall have any preemptive or other similar right, except as expressly provided by contract or by resolution(s) adopted by the Board of Directors which create a series of Preferred Stock, to purchase or subscribe for or receive any shares of any class, or series thereof, of stock of the Corporation, whether now or hereafter authorized, or any warrants, options, bonds, debentures, or other securities convertible into, exchangeable for, or carrying any right to purchase any shares of any class, or series thereof, of stock of the Corporation; provided, however, that any shares of any class, or series thereof, of stock of the Corporation and any warrants, options, bonds, debentures, or other securities convertible into, exchangeable for, or carrying any right to purchase any shares of any class, or series thereof, of stock of the Corporation may be issued or disposed of by the Board of Directors to any person or entity, and on such terms and for such lawful consideration, as the Board of Directors, in its sole discretion, shall deem advisable, or as to which the Corporation shall have by binding contract agreed.

                                   ARTICLE IX
               BUSINESS COMBINATIONS WITH INTERESTED STOCKHOLDERS

           The Corporation expressly elects to be governed by Section 203 of the DGCL.

                                    ARTICLE X
                                 INDEMNIFICATION

           10.1 Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative (each, a "PROCEEDING"), by reason of the fact that he or she is or was a director or an officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, or trustee of another corporation or of a partnership, joint venture, trust, or other enterprise, including, without limitation, service with respect to an employee benefit plan (an "INDEMNITEE"), whether the basis of such Proceeding is alleged action in an official capacity as a director, officer, or trustee or in any other capacity while serving as a director, officer, or trustee, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability, and loss (including, without limitation, attorneys' fees, judgments, fines, Employee Retirement Income Security Act of 1974, as amended, excise taxes, or penalties and amounts paid in settlement) reasonably incurred or suffered by such



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Indemnitee in connection therewith; provided, however, that, except as provided in Section 10.3 (Right of Indemnitee to Bring Suit) with respect to Proceedings to enforce rights to indemnification, the Corporation shall indemnify any such Indemnitee in connection with a Proceeding (or part thereof) initiated by such Indemnitee only if such Proceeding (or part thereof) was authorized by the Board of Directors.

            10.2 Right to Advancement of Expenses. In addition to the right to indemnification conferred in Section 10.1 (Right to Indemnification), an Indemnitee shall also have the right to be paid by the Corporation the expenses (including, without limitation, attorney's fees) incurred in defending any such Proceeding in advance of its final disposition (an "ADVANCEMENT OF EXPENSES"); provided, however, that, if required by the DGCL, an Advancement of Expenses incurred by an Indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such Indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (an "UNDERTAKING"), by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (a "FINAL ADJUDICATION") that such Indemnitee is not entitled to be indemnified for such expenses under this
Section 10.2 (Right to Advancement of Expenses) or otherwise.

            10.3 Right of Indemnitee to Bring Suit. If a claim under Section
10.1 (Right to Indemnification) or 10.2 (Right to Advancement of Expenses) is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an Advancement of Expenses, in which case the applicable period shall be twenty
(20) days, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the Indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an Advancement of Expenses) it shall be a defense that, and
(ii) in any suit brought by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the Indemnitee has not met any applicable standard for indemnification set forth in the DGCL. Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the DGCL nor an actual determination by the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to an Advancement of Expenses hereunder, or brought by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such Advancement of Expenses, under this Article X (Indemnification) or otherwise shall be on the Corporation.

            10.4 Non-Exclusivity of Rights. The rights to indemnification and to the Advancement of Expenses conferred in this Article X (Indemnification) shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the certificate of incorporation or bylaws of the Corporation, agreement, vote of stockholders or directors, or otherwise.

           10.5 Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee, or agent of the Corporation or another corporation, partnership, joint venture, trust,



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or other enterprise against any expense, liability, or loss, whether or not the
Corporation would have the power to indemnify such person or entity, as applicable, against such expense, liability, or loss under the DGCL.

           10.6 Indemnification of Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the Advancement of Expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article X (Indemnification) with respect to the indemnification and Advancement of Expenses of directors and officers of the Corporation.

           10.7 Nature of Rights. The rights conferred upon any Indemnitee in this Article X (Indemnification) shall be contract rights and such rights shall continue as to an Indemnitee who has ceased to be a director, officer, or trustee and shall inure to the benefit of the Indemnitee's heirs, executors, and administrators. Any amendment, alteration, or repeal of this Article X (Indemnification) that adversely affects any right(s) of an Indemnitee or his, her, or its successor(s) shall be prospective only and shall not limit or eliminate any such right with respect to any Proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment, alteration, or repeal.

                   REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.
                            SIGNATURE PAGE TO FOLLOW.



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           IN WITNESS WHEREOF, Availent Financial, Inc. has caused this Amended and Restated Certificate of Incorporation to be signed by Patrick A. McGeeney, its President, as of April 11,2003.


                             AVAILENT FINANCIAL, INC., a Delaware corporation

                             By:    /s/ Patrick A. McGeeney
                                    -----------------------------------------
                             Name:  Patrick A. McGeeney
                             Title: President



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